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Exhibit 99.(a)(1)(D)

COMPLETE AND RETURN THIS ELECTION WITHDRAWAL NOTICE ONLY IF YOU HAVE
CHANGED YOUR MIND AND YOU DO NOT WANT TO TENDER YOUR OPTIONS

PHARMACOPEIA, INC.

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK

ELECTION WITHDRAWAL NOTICE

        You previously received (a) a copy of the Offer to Purchase for Cash All Outstanding Options to Purchase Common Stock (referred to as the "Offer to Purchase"), (b) the letter from Dr. Joseph A. Mollica, dated November 21, 2008, (c) your personal options statement, (d) a Letter of Transmittal and (e) this Election Withdrawal Notice. You signed and returned the Letter of Transmittal, in which you elected to ACCEPT Pharmacopeia's offer to purchase all of your outstanding options in exchange for a cash payment of $0.20 per share of Pharmacopeia common stock issuable upon exercise of each such option. You should submit this Election Withdrawal Notice only if you now wish to change that election and REJECT Pharmacopeia's offer to purchase all of your outstanding options.

        To withdraw your election to tender all of your outstanding options, you must sign, date, and deliver this Election Withdrawal Notice to Justin Vogel, Corporate Controller, by (a) facsimile at fax number (609) 452-3672, (b) email to jvogel@pcop.com or (c) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 before 11:59 p.m. Eastern Standard Time on December 22, 2008, or such later date if the offer period is extended. In addition, if we do not accept your Letter of Transmittal by January 21, 2009, you may withdraw the options tendered at any time after such date.

        You should note that if you withdraw your acceptance of the offer, and the merger is completed, (i) then you will not receive any payment or other consideration for your outstanding options in connection with the completion of the merger, (ii) if you hold options granted under the 2000 Stock Option Plan or the Amended and Restated 2004 Stock Incentive Plan, then you will continue to hold each of your outstanding options that were granted under those plans after completion of the merger, subject to the current terms and conditions of those options, except that each such option will be exercisable (or will become exercisable in accordance with its terms) for the applicable merger consideration instead of shares of Pharmacopeia common stock upon the payment of the applicable option exercise price and (iii) if you hold options granted under the 1994 Incentive Stock Plan (which we refer to as the "1994 Plan") or the 1995 Director Option Plan (which we refer to as the "1995 Plan"), then each of your outstanding options granted under those plans that is not tendered pursuant to the offer will, pursuant to the terms of the 1994 Plan or the 1995 Plan, as the case may be, be cancelled without consideration upon the completion of the merger.

        You may change this withdrawal, and again elect to tender all of your outstanding options in exchange for a cash payment of $0.20 per share of Pharmacopeia common stock issuable upon exercise of each such option, only by submitting a new Letter of Transmittal to Justin Vogel, Corporate Controller, by 11:59 p.m. Eastern Standard Time on December 22, 2008, or such later date if the offer period is extended.

        Please check the box:

☐
I wish to withdraw my election to tender my outstanding options and instead REJECT the offer to purchase my options. I do not wish to tender any options and I will not receive any cash payment from Pharmacopeia for my options.

        Please sign this Election Withdrawal Notice and print your name exactly as it appears on the Letter of Transmittal that you previously signed and submitted to Pharmacopeia.

Signature of Holder:

Print Name:

Date/Time:	Phone:	Email Address:

RETURN TO JUSTIN VOGEL, CORPORATE CONTROLLER, NO LATER THAN 11:59 P.M. EASTERN STANDARD TIME, ON DECEMBER 22, 2008 (OR SUCH LATER DATE IF THE OFFER PERIOD IS EXTENDED) BY (A) FACSIMILE AT FAX NUMBER (609) 452-3672, (B) EMAIL TO JVOGEL@PCOP.COM OR (C) HAND DELIVERY OR MAIL TO ATTN: JUSTIN VOGEL, CORPORATE CONTROLLER, PHARMACOPEIA, INC., 3000 EASTPARK BOULEVARD, CRANBURY, NEW JERSEY 08512.

PHARMACOPEIA, INC.

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK

INSTRUCTIONS TO THE ELECTION WITHDRAWAL NOTICE

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Delivery of Election Withdrawal Notice.

        A properly completed and executed original of this Election Withdrawal Notice (or a facsimile of it) must be received by Justin Vogel, Corporate Controller, by (a) facsimile at fax number (609) 452-3672, (b) email to jvogel@pcop.com or (c) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 before 11:59 p.m. Eastern Standard Time on December 22, 2008, or such later date if the offer is extended (referred to as the "expiration date"). In addition, if we do not accept your Letter of Transmittal by January 21, 2009, you may withdraw the options tendered at any time after such date.

        The delivery of all required documents, including the Election Withdrawal Notice, is at your risk. Delivery will be deemed made only when actually received by Pharmacopeia. You may send the completed Election Withdrawal Notice to Justin Vogel, Corporate Controller, by (a) facsimile at fax number (609) 452-3672, (b) email to jvogel@pcop.com or (c) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512 by the expiration date. In all cases, you should allow sufficient time to ensure timely delivery. We intend to confirm the receipt of your Election Withdrawal Notice by email within two business days of receipt. If you have not received such an email confirmation, it is your responsibility to ensure that your Election Withdrawal Notice has been received by the expiration date. Only Election Withdrawal Notices that are completed, signed and actually received by Justin Vogel, Corporate Controller, by the deadline will be accepted.

        Although by submitting an Election Withdrawal Notice you have withdrawn all of your previously tendered options from the offer, you may change your mind and re-elect to tender all of your outstanding options before the expiration date. You should note that you may not rescind any withdrawal and any options withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to tender those options before the expiration date. New elections to tender options may be made at any time before the expiration date. If Pharmacopeia extends the offer beyond that time, you may re-tender your options at any time until the extended expiration of the offer. To re-elect to tender the withdrawn options, you must deliver a later dated and signed Letter of Transmittal with the required information to Justin Vogel, Corporate Controller, by (a) facsimile at fax number (609) 452-3672, (b) email to jvogel@pcop.com or (c) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512. Your options will not be properly tendered for purposes of the offer unless the withdrawn options are properly re-tendered before the expiration date by delivery of the new Letter of Transmittal following the procedures described in the instructions to the Letter of Transmittal. The new Letter of Transmittal must be signed and dated after your original Letter of Transmittal and any Election Withdrawal Notice you have submitted. Upon the receipt of such a new, properly completed, signed, and dated Letter of Transmittal, any previously submitted Letter of Transmittal or Election Withdrawal Notice will be disregarded and will be considered replaced in full by the new Letter of Transmittal. You will be bound by the last properly submitted Letter of Transmittal or Election Withdrawal Notice received by us prior to the expiration date.

        Although it is our intent to send you an email confirmation of receipt of this Election Withdrawal Notice, by signing this Election Withdrawal Notice, you waive any right to receive any notice of the withdrawal of the tender of your options.

2. Signatures on this Election Withdrawal Notice.

        If this Election Withdrawal Notice is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever. If your name has been legally changed since your option agreement or agreements were signed, please submit proof of the legal name change.

        If this Election Withdrawal Notice is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must so indicate when signing, and proper evidence satisfactory to Pharmacopeia of the authority of that person so to act must be submitted with this Election Withdrawal Notice.

3. Other Information on this Election Withdrawal Notice.

        In addition to signing this Election Withdrawal Notice, you must print your name and indicate the date and time at which you signed. You must also include a current phone number and email address.

4. Requests for Assistance or Additional Copies.

        You should direct any questions or requests for additional copies of the Offer to Purchase, the Letter of Transmittal, or this Election Withdrawal Notice to Justin Vogel, Corporate Controller (by email to jvogel@pcop.com or by phone to (609) 452-3645) or to Justin Vogel, Corporate Controller, in writing at Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512. Copies will be furnished promptly at Pharmacopeia's expense.

5. Irregularities.

        We will determine all questions as to the form and validity (including time of receipt) of any Election Withdrawal Notice. Our determination of these matters will be final and binding on all parties. Neither we nor any other person is obligated to give notice of any defects or irregularities in any withdrawal, nor will anyone incur any liability for failure to give any notice.

        Important: If you would like to withdraw your prior acceptance of the offer, the Election Withdrawal Notice (or a facsimile copy of it), together with all other required documents, must be received by Justin Vogel, Corporate Controller, by (a) facsimile at fax number (609) 452-3672, (b) email to jvogel@pcop.com or (c) hand delivery or mail to Attn: Justin Vogel, Corporate Controller, Pharmacopeia, Inc., 3000 Eastpark Boulevard, Cranbury, New Jersey 08512, on or before 11:59 p.m. Eastern Standard Time, on December 22, 2008, or such later date if the offer period is extended. In addition, if we do not accept your Letter of Transmittal by January 21, 2009, you may withdraw the options tendered at any time after such date.

6. Additional Documents to Read.

        You should be sure to read the Offer to Purchase, all documents referenced therein, and the letter from Dr. Joseph A. Mollica, dated November 21, 2008, before making any decisions regarding participation in, or withdrawal from, the offer.

7. Important Tax Information.

        You should refer to Section III. 8 of the Offer to Purchase, which contains important federal income tax information. We also recommend that you consult with your personal tax advisor before deciding whether to participate in the offer.

QuickLinks

  Exhibit 99.(a)(1)(D)
COMPLETE AND RETURN THIS ELECTION WITHDRAWAL NOTICE ONLY IF YOU HAVE CHANGED YOUR MIND AND YOU DO NOT WANT TO TENDER YOUR OPTIONS
PHARMACOPEIA, INC. OFFER TO PURCHASE FOR CASH ALL OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK ELECTION WITHDRAWAL NOTICE
PHARMACOPEIA, INC. OFFER TO PURCHASE FOR CASH ALL OUTSTANDING OPTIONS TO PURCHASE COMMON STOCK INSTRUCTIONS TO THE ELECTION WITHDRAWAL NOTICE FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER